Exhibit 23.1


     Consent Of Grant Thornton LLP, Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-57280) pertaining to the 1991 Director Stock Plan, Director Option Plan, and Advisor Board Stock Program of Power Spectra, Inc., and in the Registration Statement (Form S-8 No. 33-30855) pertaining to the Power Spectra, Inc., 1986 Incentive Stock Option Plan, of our report dated March 20, 1998, with respect to the financial statements of Power Spectra, Inc. included in the Annual Report (10-K) for the year ended December 31, 1997.


GRANT THORNTON LLP


San Jose, California
March 20, 1998

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